Exhibit 4.38

MANDATO DE VENTA Y ACUERDO DE COLABORACIÓN PARA LA BÚSQUEDA DE POTENCIALES INVERSORES

celebrado entre

GRUPO FERROATLÁNTICA, S.A.U.,

SILICIO FERROSOLAR, S.L.U.,

AURINKA PHOTOVOLTAIC GROUP, S.L.,

BLUE POWER CORPORATION, S.L.

Y

FERROSOLAR OPCO GROUP, S.L.

En Madrid, a 11 de julio de 2019

Índice

Cláusula		Página
1.	OBJETO DEL CONTRATO Y COMPROMISOS DE LAS PARTES	6
2.	IMPORTE Y ABONO DE LOS HONORARIOS A PERCIBIR POR AURINKA	8
3.	CONFIDENCIALIDAD	10
4.	NOTIFICACIONES	10
5.	GASTOS E IMPUESTOS	11
6.	MISCELÁNEA	11
7.	CESIÓN	12
8.	LEY APLICABLE Y JURISDICCIÓN	13
LISTADO DE ANEXOS		15
ANEXO 1 – LISTADO DE ACTIVOS		16
ANEXO 2 – DESCRIPCIÓN DE LAS PARTICIPACIONES		29
ANEXO 3 - DESCRIPCIÓN DE LOS SERVICIOS		30

MANDATO DE VENTA Y ACUERDO DE COLABORACIÓN PARA LA BÚSQUEDA DE POTENCIALES INVERSORES

En Madrid, a 11 de julio de 2019

REUNIDOS

DE UNA PARTE

(1)

Dña. Clara Cerdán Molina, mayor de edad, de nacionalidad española, Abogado, con D.N.I nº 48498082-Y, en vigor, y domicilio a estos efectos en Paseo de la Castellana, nº 259-D- Torre Espacio, planta 49, 28046, Madrid.

Interviene en nombre y representación de la sociedad Grupo FerroAtlántica, S.A.U., domiciliada en Torre Espacio, Paseo de la Castellana, 259-D, Planta 49, 28046 - Madrid, constituida por tiempo indefinido mediante escritura otorgada ante el notario de Madrid, D. Jaime Recarte Casanova, el día 19 de octubre de 2007, bajo el número 3.838 de orden de su protocolo, inscrita en el Registro Mercantil de Madrid al tomo 24921, folio 24, , hoja M-448707, y con Código de Identificación Fiscal A-85255370 (“Grupo FAT”). Ostenta dicha representación, que asegura vigente, en virtud de escritura pública de apoderamiento otorgada ante el Notario de Madrid, D. Jaime Recarte Casanova, el 14 de septiembre de 2016, con número de protocolo 3.699, la cual fue debidamente inscrita en la hoja registral abierta a dicha sociedad en el Registro Mercantil de Madrid al tomo 34508, folio 177, sección 8, hoja M-448707.

Asimismo, interviene en nombre y representación de la sociedad FerroAtlántica, S.A.U., domiciliada en Torre Espacio, Paseo de la Castellana, 259-D, Planta 49, 28046 - Madrid, constituida por tiempo indefinido mediante escritura otorgada ante el notario de Madrid, D. Raul Vall Vidardell, el día 29 de septiembre de 1992, bajo el número 3.016 de orden de su protocolo, inscrita en el Registro Mercantil de Madrid al tomo 3720, folio 188, hoja M-63610, y con Código de Identificación Fiscal A-80420516 (“FAT”). Ostenta dicha representación, que asegura vigente, en virtud de escritura de apoderamiento otorgada ante el Notario de Madrid, D. Jaime Recarte Casanova, el 14 de septiembre de 2016, con número de protocolo 3.695, la cual fue debidamente inscrita en la hoja registral abierta a dicha sociedad en el Registro Mercantil de Madrid, al tomo 29861, folio 175, sección 8, hoja M-63610.

Asimismo, interviene en nombre y representación de la sociedad Silicio FerroSolar, S.L.U., domiciliada en Torre Espacio, Paseo de la Castellana, 259-D, Planta 49, 28046 - Madrid, constituida por tiempo indefinido mediante escritura otorgada ante el notario de Madrid, D. Jaime Recarte Casanova, el día 10 de julio de 2.008, bajo el número 2.369 de orden de su protocolo, inscrita en el Registro Mercantil de Madrid al tomo 25905, folio 20, hoja M- 466968, y con Código de Identificación Fiscal B-85504884 (“SFS”). Ostenta dicha representación, que asegura vigente, en virtud de escritura de apoderamiento otorgada ante el Notario de Madrid, D. Jaime Recarte Casanova, el 14 de septiembre de 2016, con número de protocolo 3.700, la cual fue debidamente inscrita en la hoja registral abierta a dicha sociedad en el Registro Mercantil de Madrid al tomo 25905, folio 215, sección 8, hoja M-466968.

Interviene en nombre y representación de la sociedad Ferrosolar OpCo Group, S.L., domiciliada en Torre Espacio, Paseo de la Castellana, 259-D, Planta 49, 28046 - Madrid, constituida por tiempo indefinido mediante escritura otorgada ante el notario de Madrid, D. Antonio de la Esperanza Rodríguez, el día 31 de mayo de 2016, bajo el número 2.079 de orden de su protocolo, inscrita en el Registro Mercantil de Madrid al tomo 34796, folio 167, hoja M-625889, y con Código de Identificación Fiscal B-87576567 (en adelante, “Opco”). Ostenta dicha representación, que asegura vigente, en virtud de su cargo de apoderado, en virtud de poder otorgado a su favor por dicha sociedad, el cual ha sido elevado a público en el día de hoy, mediante escritura otorgada ante el Notario de Madrid, D. Ignacio Manrique Plaza.

Y  DE OTRA PARTE

(2)

D. Benjamín Llaneza Caruana, de nacionalidad española, mayor de edad, casado, con domicilio profesional en Calle Marie Curie, 19, Edificio Autocampo II, oficina 2-2, 28521 – Rivas Vaciamadrid, Madrid , y con Documento Nacional de Identidad número 50446574-F, en vigor.

Interviene en nombre y representación de la sociedad Aurinka Photovoltaic Group, S.L., domiciliada en Calle Marie Curie, 19, Edificio Autocampo II, oficina 2-2, 28521 – Rivas Vaciamadrid, Madrid, constituida por tiempo indefinido mediante escritura pública otorgada ante el notario de Guadarrama, D. Agustín Diego Isasa,  el día  9 de noviembre de 2.010, bajo el número 1.615 de orden de su protocolo,  inscrita en el Registro Mercantil de Madrid al tomo 28.345 , folio 156, hoja M-510497, y con Código de Identificación Fiscal B-86070547 (“Aurinka”). Ostenta dicha representación, que asegura vigente, en virtud de su cargo de Administrador Único de la misma, en virtud de escritura de constitución antes mencionada.

Asimismo, interviene en nombre y representación de la sociedad Blue Power Corporation, S.L.,  domiciliada en Calle Marie Curie, 19, Edificio Autocampo II, oficina 2-2, 28521 – Rivas Vaciamadrid, Madrid, constituida por tiempo indefinido mediante escritura pública otorgada ante el notario de Madrid, D. Rafael Vallejo Zapatero, el día  20 de julio de 2015, bajo el número 1.257 de orden de su protocolo,  inscrita en el Registro Mercantil de Madrid al tomo 33.763, folio 12,hoja M-607671, y con Código de Identificación Fiscal B-87339248 (“Blue Power”). Ostenta dicha representación, que asegura vigente, en virtud de su cargo de Administrador Único de la misma, en virtud de escritura otorgada, ante el Notario de Madrid, D. Ignacio Manrique Plaza, con el número 2031 de orden de su protocolo.

En adelante, Grupo FAT, FAT, SFS, OpCo, Aurinka y Blue Power serán conjuntamente denominadas las “Partes” y cada una de ellas individualmente una “Parte”.

Las Partes declaran tener capacidad legal suficiente para celebrar este contrato, por lo que

EXPONEN

(A)

Que, con fecha 20 de diciembre de 2016, Grupo FAT, SFS, FAT, Blue Power y Aurinka suscribieron un acuerdo de Joint Venture, el cual fue elevado a público ese mismo día, ante el notario de Madrid, D. Ignacio Manrique Plaza, con el número 3.539 de su protocolo, y posteriormente fue novado mediante acuerdo suscrito entre ellas de fecha 24 de febrero de 2017, que fue elevado a público ese mismo día, ante el notario de Madrid, D. Ignacio Manrique Plaza, con el número 524 de su protocolo (en adelante, el acuerdo de Joint Venture según resulta tras la novación del mismo, será denominado el “JVA”).

(B)	Que, en el marco del JVA, Grupo FAT, SFS, FAT, Blue Power y Aurinka acordaron ejecutar un nuevo establecimiento industrial para la producción de silicio calidad solar en La Nava, Puertollano.
(C)

Que las Partes, FerroAtlántica Participaciones, S.L.U. (la “Sociedad Beneficiaria”) y Ferrosolar R&D, S.L. (“R&DCo”) han suscrito, en el día de hoy, un contrato-marco de transacción, de resolución del JVA y demás acuerdos derivados del mismo y asunción de compromisos complementarios (en adelante, el “Contrato de Transacción”).

(D)	Que las sociedades R&DCo y OpCo fueron constituidas en virtud de lo establecido en el JVA.
(E)

Que, como consecuencia de los acuerdos adoptados por las Partes, la Sociedad Beneficiaria y R&DCo en el marco del Contrato de Transacción, con efectos a partir del día de hoy, OpCo pasará a ser titularidad de la Sociedad Beneficiaria (75%) y de Grupo FAT (25%) y los socios de R&DCo serán SFS (50%) y Aurinka (50%).

(F)

Que, como consecuencia de la decisión de resolver y extinguir el JVA, en virtud de lo dispuesto en la Cláusula 2 del Contrato de Transacción, las Partes, la Sociedad Beneficiaria y R&DCo llevarán a cabo una serie de actuaciones en unidad de acto, entre las que se encuentra (i) el otorgamiento de un derecho de tanteo a favor de Aurinka sobre ciertos activos de la planta de Puertollano titularidad de OpCo descritos en el correspondiente contrato de otorgamiento de dicho derecho de tanteo (el “Derecho de Tanteo sobre los Activos”) y (ii) el otorgamiento de un derecho de tanteo a favor de Aurinka sobre la totalidad de las participaciones sociales de R&DCo de las que SFS es titular (el “Derecho de Tanteo sobre las Participaciones de R&DCo”).

(G)

Que es intención de Grupo FAT, FAT y OpCo realizar sus mejores esfuerzos a fin de transmitir todos los activos de la planta de Puertollano titularidad de OpCo que se enumeran en el Anexo 1 al presente contrato (los “Activos”). Asimismo, es intención de SFS realizar sus mejores esfuerzos a fin de transmitir la totalidad de las participaciones sociales de R&DCo de las que es titular, las cuales se describen en el Anexo 2 al presente contrato, así como de aquéllas que pueda adquirir en un futuro (las “Participaciones”).

(H)

Que es intención de Aurinka actuar coordinadamente con, y asesorar a,  Grupo FAT, FAT, OpCo y SFS en las labores de búsqueda de posibles terceros inversores que puedan adquirir los Activos y la totalidad de las Participaciones, sin perjuicio de la posibilidad de ejercer el Derecho de Tanteo sobre los Activos y el Derecho de Tanteo sobre las Participaciones de R&DCo por parte de Aurinka.

(I)

Que, en el caso de que Grupo FAT, FAT y OpCo alcanzaran un acuerdo definitivo con algún tercero para la venta de los Activos Grupo FAT, FAT y OpCo realizarán sus mejores esfuerzos para que dicho acuerdo contemple la contratación de Aurinka como socio tecnológico del proyecto de producción de silicio calidad solar en La Nava, Puertollano (el “Proyecto”).

(J)

Que Grupo FAT, como accionista único, está actualmente llevando a cabo un proceso de reorganización societaria y empresarial en su filial FAT, con el objeto de promover y facilitar la gestión separada e independiente de cada una de las ramas de negocio. En este contexto, el pasado 2 de abril de 2019, se firmó ante notario la escisión parcial sin extinción de FAT mediante la transmisión en bloque y por sucesión universal de su rama financiera del negocio, consistente en la tenencia de participaciones, acciones y/o cuotas sociales que confieren la mayoría del capital social en otras sociedades, a favor de la Sociedad Beneficiaria, recibiendo el accionista único, esto es Grupo FAT, la totalidad de las participaciones sociales en que se divide el capital social de la Sociedad Beneficiaria. La transmisión en bloque que se traspasa a la Sociedad Beneficiaria incluye, entre otras, las participaciones sociales de OpCo que antes de la ejecución de la escisión financiera eran propiedad de FAT. Por tanto, dado que con fecha 28 de junio de 2019 se inscribió la referida escisión y la Sociedad Beneficiaria quedó efectivamente constituida, a día de hoy es la Sociedad Beneficiaria la titular de todas las participaciones sociales de OpCo trasmitidas en virtud de dicha escisión.

En virtud de lo anterior, las Partes reconociéndose mutuamente capacidad para ello, acuerdan suscribir el presente acuerdo (el “Contrato”) con sujeción a las siguientes

CLÁUSULAS

1	Objeto del Contrato y compromisos de las Partes
1.1

Constituye el objeto del presente Contrato el otorgamiento por parte de OpCo y de SFS de un mandato de venta a favor de Aurinka consistente en: (i) la realización por su parte de sus mejores esfuerzos para buscar terceros inversores que adquieran la totalidad de los Activos y de las Participaciones; (ii) la prestación por parte de Aurinka a OpCo y SFS de los servicios que se indican en el Anexo 3 al Contrato (los “Servicios”);  y (iii) , en caso de que se verifique la transmisión de los referidos Activos a un tercero, la contratación de Aurinka por parte de dicho tercero como socio tecnológico para el desarrollo del Proyecto. Todo lo anterior sin perjuicio de la posibilidad de ejercer el Derecho de Tanteo sobre los Activos y el Derecho de Tanteo sobre las Participaciones de R&DCo por parte de Aurinka.

1.2

Grupo FAT, FAT, SFS y OpCo se comprometen, con efectos a partir de la presente fecha, a realizar sus mejores esfuerzos de forma coordinada a fin de buscar un tercero inversor que adquiera todos los Activos.

1.3

Asimismo, Grupo FAT, FAT, SFS y OpCo se comprometen, con efectos a partir de la presente fecha, a realizar sus mejores esfuerzos de forma coordinada a fin de buscar un tercero inversor que adquiera la totalidad de las Participaciones.

1.4

Grupo FAT, FAT, SFS y OpCo mandatan en este momento a Aurinka para que proceda a la búsqueda de un tercero que adquiera la totalidad de los Activos y de las Participaciones. Este mandato de venta expirará el 31 de diciembre de 2020 simultáneamente con el Derecho de Tanteo sobre los Activos y el Derecho de Tanteo sobre las Participaciones de R&DCo concedidos a Aurinka.

1.5

Aurinka, por su parte, se compromete, con efectos a partir de la presente fecha, a actuar coordinadamente con, y asesorar a, Grupo FAT, FAT, SFS y  OpCo en las labores de búsqueda de posibles terceros inversores que puedan adquirir los Activos y la totalidad de las Participaciones.

1.6

Asimismo, Aurinka se compromete a prestar los Servicios de manera diligente, a seguir las indicaciones que OpCo o SFS puedan darle en relación con la prestación los mismos y a mantener puntualmente informadas a OpCo y a SFS en relación con cualquier aspecto relativo al proceso de venta de los Activos y de las Participaciones. Sin perjuicio de lo anterior, en ningún caso podrán derivarse responsabilidades, de cualquier tipo, frente a Aurinka, en el caso de que no se proceda a la venta de los Activos y de las Participaciones.

Cualesquiera gastos en que incurra Aurinka al objeto de prestar los Servicios, serán sufragados por Grupo FAT y/o FAT, siempre que medie previa autorización solicitada por Aurinka.

1.7

Las Partes acuerdan que, en el caso de que Grupo FAT, FAT y OpCo alcanzaran un acuerdo definitivo con algún tercero para la venta de los Activos, Grupo FAT, FAT y OpCo realizarán sus mejores esfuerzos para que dicho acuerdo contemple la contratación de Aurinka como socio tecnológico del Proyecto, en los términos y bajo las condiciones que se acuerden con dicho tercero. Todo lo anterior sin perjuicio de la posibilidad de ejercer el Derecho de Tanteo sobre los Activos y el Derecho de Tanteo sobre las Participaciones de R&DCo por parte de Aurinka.

1.8

En el supuesto de que Aurinka no ejercite el Derecho de Tanteo sobre los Activos y el Derecho de Tanteo sobre las Participaciones de R&DCo,  de conformidad con lo previsto en los correspondientes contratos que regulan el ejercicio de dichos derechos, Aurinka se compromete a otorgar su consentimiento expreso, autorizando y aprobando la transmisión por parte de SFS de la totalidad de las Participaciones a un tercero por el precio y demás términos y condiciones que SFS estime oportuno, y se compromete expresa e irrevocablemente a realizar las actuaciones que fueran precisas a los efectos de dar pleno y total cumplimiento al compromiso aquí adquirido.

Asimismo, y sin perjuicio de lo señalado en el párrafo anterior, Aurinka se compromete, junto con SFS, a  reunirse con carácter de Junta General Extraordinaria y Universal de R&DCo cuando SFS lo solicite,  al objeto de autorizar expresamente a SFS para que realice la transmisión pretendida a favor de un tercero, comprometiéndose Aurinka a renunciar en dicho acto y de forma irrevocable al ejercicio de sus derechos de adquisición preferente sobre dichas Participaciones y dando por cumplidos todos los trámites y demás requisitos legal y estatuariamente previstos en relación con la Junta General Universal mencionada y con la transmisión de las mismas a favor del tercero.

1.9

A los efectos de dar cumplimiento a los compromisos adquiridos por las Partes en virtud de lo señalado anteriormente, y con el objetivo de actuar en todo momento de forma coordinada, las Partes se comprometen a mantenerse mutua y puntualmente informadas de cualquier contacto que realicen con potenciales adquirentes, así como de cualquier avance, compromisos, acuerdo y, en general, noticia relevante que cualquiera de ellas pueda recibir en relación con lo anterior.
1.10	Los compromisos adquiridos en virtud de lo señalado en las Cláusulas 1.2, 1.3, 1.5, 1.6 y 1.7 se configuran como una obligación de medios, no de resultado.
2	Importe y abono de los honorarios a percibir por Aurinka
2.1	Importe de los honorarios a percibir por Aurinka

Aurinka recibirá en todo caso, e independientemente de que haya intermediado o no en la venta de los Activos, una comisión calculada como un porcentaje sobre el precio total obtenido en la desinversión de los Activos, de acuerdo con los siguientes baremos:

2.1.1	Si la desinversión se produce no más tarde del 31 de diciembre de 2019, inclusive, Aurinka tendrá derecho a percibir:
(i)	una comisión igual a un cinco por ciento (5%) del precio de venta hasta un precio máximo de venta de TREINTA Y SEIS MILLONES SESCIENTOS MIL EUROS (36.600.000 €); más
(ii)

una comisión igual a un veinticinco por ciento (25%) del precio de venta calculada sobre la parte del precio de venta que supere, en su caso, los TREINTA Y SEIS MILLONES SESCIENTOS MIL EUROS (36.600.000 €).

El precio de venta sobre el que se calculará la comisión a percibir por Aurinka será el neto que resulte después de deducir del precio de venta todos los gastos de la operación, a excepción del importe de la comisión que le corresponda percibir a Aurinka.

2.1.2	Si la desinversión se produce después del 31 de diciembre de 2019, Aurinka tendrá derecho a percibir:
(i)	una comisión igual a un cinco por ciento (5%) calculada sobre el precio de venta, hasta un precio máximo de venta de VEINTICINCO MILLONES DE EUROS (25.000.000 €); más
(ii)	una comisión igual a un veinticinco por ciento (25%) calculada sobre la parte del precio de venta que supere, en su caso, los VEINTICINCO MILLONES DE EUROS (25.000.000 €).

El precio de venta será el neto que resulte después de deducir todos los gastos de la operación, excluyendo de este cómputo los de la comisión de Aurinka.

El importe de la comisión que finalmente se devengue a favor de Aurinka, de conformidad con lo dispuesto en esta Cláusula, en adelante,  será denominada los “Honorarios de Aurinka”.

2.2	Pago de los Honorarios de Aurinka
2.2.1

El pago de los Honorarios de Aurinka se efectuará dentro de los treinta (30) días siguientes a contar desde aquél en que Grupo FAT, FAT u OpCo cobre/n  del tercero adquirente de manera efectiva el precio de transmisión de los Activos que sean transmitidos, mediante transferencia bancaria a la cuenta titularidad de Aurinka abierta en La Caixa y con número ES3421006076540200074761.

2.2.2

Por tanto, en caso de que el precio de transmisión de los Activos obtenido por Grupo FAT, FAT u OpCo incluya un precio retenido o el otorgamiento de un aval bancario o cualquier otro tipo de garantía que implique la indisponibilidad por Grupo FAT, FAT u OpCo de un importe equivalente al otorgado bajo la garantía de que se trate a efectos de hacer frente a cualquier eventual responsabilidad legal o contractual de Grupo FAT, FAT u OpCo frente al tercero adquirente, Grupo FAT, FAT u OpCo podrá/n retener de los Honorarios de Aurinka un importe igual a la comisión correspondiente a ese último tramo del precio de venta (superior o inferior a los valores máximos referidos en la cláusula 2.1) que haya sido retenido a Grupo FAT, FAT u OpCo por el tercero adquirente. Dicho importe quedará retenido hasta que sea efectivamente percibido por Grupo FAT, FAT u OpCo o hasta el momento en que la garantía sea efectivamente liberada a favor Grupo FAT, FAT u OpCo.

En caso de que los importes retenidos o las garantías prestadas se liberasen parcialmente, Grupo FAT, FAT u OpCo abonará/n a Aurinka una parte proporcional equivalente de los Honorarios de Aurinka que estuviese retenida.

El importe de los Honorarios de Aurinka que haya sido retenido por Grupo FAT, FAT u OpCo, de conformidad con lo dispuesto en esta Cláusula, se pagará no más tarde de los treinta  (30) días naturales siguientes al día en que (i) se produzca el cobro por Grupo FAT, FAT u OpCo de tales importes; o (ii) se liberen las correspondientes garantías en su favor.

Si tuviese lugar el cobro parcial por parte Grupo FAT, FAT u OpCo de los importes retenidos o la liberación parcial de las garantías correspondientes señaladas anteriormente,  Grupo FAT, FAT u OpCo deberá/n abonar a Aurinka la cantidad proporcional de los Honorarios de Aurinka retenidos correspondiente en el plazo de treinta  (30) días naturales indicado anteriormente.

Para que se verifique la obligación de Grupo FAT, FAT u OpCo de abonar los Honorarios de Aurinka, de conformidad con lo dispuesto anteriormente, será preciso que Aurinka emita la correspondiente factura.

3	Compromiso de venta

En caso de que se reciba una oferta de adquisición del 100% de R&DCo de un tercero y SFS esté dispuesta a aceptarla, las Partes se comprometen irrevocablemente a vender sus participaciones sociales en R&DCo en los términos que traslade dicho tercero.

4	Confidencialidad

Salvo exigencia legal en contrario, las Partes conservarán en la más estricta confidencialidad la existencia y los términos del presente Contrato y no utilizarán o expondrán su contenido en relación con ninguna otra finalidad distinta de la formalización entre las Partes de los compromisos adquiridos en virtud del mismo.

Lo anteriormente indicado respecto de las Partes no será de aplicación en el supuesto en que concurra alguna de las siguientes circunstancias:

(a)	cuando la revelación de la información confidencial venga exigida por ley, por una Administración Pública o una autoridad judicial en el cumplimiento de sus funciones o por la normativa aplicable;
(b)	cuando la información sea de carácter notorio o de conocimiento público (por causa distinta a un incumplimiento de lo aquí dispuesto); o
(c)	en el supuesto en que alguna de las Partes deba dar a conocer la información confidencial para dar cumplimiento a las obligaciones asumidas en el presente Contrato.
5	Notificaciones

Cualesquiera notificaciones y comunicaciones que deban realizarse las Partes entre sí en relación con el presente Contrato se considerarán debidamente efectuadas si (i) se realizan por escrito; (ii) han sido remitidas por correo certificado con acuse de recibo, burofax o cualquier otro medio escrito que acredite su recepción, siempre que se remitan a las direcciones postales de cada una de las Partes que se indican a continuación:

Para: Grupo FerroAtlántica, S.A.U., FerroAtlántica, S.A.U., Ferrosolar OpCo Group, S.L. y Silicio FerroSolar, S.L.U.

A/A:	D. Pedro Larrea Paguaga
Dirección: E-mail:	Torre Espacio, Paseo de la Castellana, 259-D, Planta 49, 28046 - Madrid pedro.larrea@ferroglobe.com

Para: Aurinka Photovoltaic Group, S.L. y Blue Power Corporation, S.L.

A/A:	D. Benjamín Llaneza Caruana
Dirección: E-mail:	Calle Marie Curie, 19, Edificio Autocampo II, oficina 2-2, 28521 – Rivas Vaciamadrid, Madrid bllaneza@aurinkapv.com

6	Gastos e impuestos

Cada una de las Partes asumirá los gastos en que hubiera incurrido derivados de la suscripción y formalización en escritura pública de este Contrato y los impuestos que sean de aplicación serán sufragados por la Parte que solicite dicha formalización en escritura pública.

7	Miscelánea
7.1	Protección de Datos Personales

Los datos de carácter personal facilitados por las Partes al amparo del Contrato serán incorporados a uno o varios ficheros de datos de carácter personal. Las personas cuyos datos aparezcan en los citados ficheros podrán hacer ejercicio de los derechos de acceso, rectificación, cancelación y oposición mediante solicitud escrita, firmada y dirigida a la otra Parte, a la dirección que este determine en las notificaciones que deban realizarse de acuerdo con lo establecido en el Contrato. Las Partes informarán a las diferentes personas físicas afectadas de la cesión de sus datos de carácter personal en los términos previstos en la Normativa de Protección de Datos Personales, con ocasión del envío de las notificaciones que deban realizar de conformidad con lo estipulado en el presente Contrato.

Una vez que los datos hayan sido obtenidos por alguna de las Partes,  la misma será responsable del cumplimiento de las obligaciones legales relativas al tratamiento de dichos datos desde su propia base de datos y de conformidad con la Normativa de Protección de Datos Personales.

7.2	Formalización en documento público

Cualquiera de las Partes podrá solicitar que el presente Contrato se eleve a público ante el Notario que al efecto designe la Parte solicitante. Los gastos e impuestos derivados de la elevación a público del presente Contrato se satisfarán por la Parte solicitante.

7.3	Interpretación y modificación

Este Contrato constituye la totalidad del acuerdo alcanzado entre las Partes respecto del objeto del mismo, reemplazando y dejando sin efecto lo dispuesto en cualesquiera pactos anteriores entre las Partes en relación con la misma materia en tanto que sean contradictorios con lo aquí dispuesto.

Cualquier modificación de este Contrato habrá de realizarse por las Partes de mutuo acuerdo y formalizarse por escrito, cumpliendo, como mínimo, con las mismas formalidades con que se ha dotado a la suscripción del presente Contrato.

7.4	Renuncia

Cualquier renuncia de cualquiera de los derechos o facultades derivados del Contrato por cualquiera de las Partes deberá realizarse por escrito. La omisión por cualquiera de las Partes a exigir el estricto cumplimiento de cualquier término contractual en una o más ocasiones no podrá ser considerada en ningún caso como renuncia, ni privará a esa Parte del derecho a exigir el estricto cumplimiento de la/s obligación/es contractual/es a posteriori.

7.5	Nulidad

La invalidez, ilegalidad o inejecutabilidad total o parcial de cualquiera de las Cláusulas de este Contrato no afectará o impedirá la vigencia y validez de aquella parte de la misma que no sea inválida, ilegal o inejecutable o de las restantes que permanecerán con plena validez y eficacia. No obstante lo anterior, la Cláusula o Cláusulas inválidas o inejecutables serán interpretadas y cumplidas (en la medida posible) de acuerdo con la intención inicial de las Partes.

7.6	Computo de plazos

Salvo cuando expresamente se estableciera lo contrario en este Contrato: (i) los plazos expresados en “días” se refieren a días naturales, contados a partir del día natural inmediatamente siguiente al del inicio del cómputo, inclusive, hasta el último día natural del plazo, inclusive; (ii) los plazos expresados en “días hábiles” se refieren a días hábiles en la ciudad de Madrid. En este sentido, no computarán aquellos días que no fueran hábiles conforme al calendario de Madrid; y, (iii) los plazos expresados en meses o años se contarán de fecha a fecha desde el día de inicio del cómputo hasta el mismo día del último del plazo (ambos incluidos), salvo que en el último mes o año del plazo no existiese tal fecha, en cuyo caso el plazo terminará el día inmediatamente anterior.

8	Cesión

Las Partes acuerdan que únicamente Grupo FAT, FAT, SFS y OpCo podrán ceder libremente su posición contractual, así como la totalidad o parte de sus derechos y/u obligaciones asumidos en virtud del presente Contrato, sin modificación ni excepción de clase alguna, a cualquier sociedad que pertenezca al mismo grupo de sociedades al que las mismas pertenecen (en el sentido establecido en el artículo 42 del Código de Comercio), mediante notificación a la otra Parte realizada de conformidad con lo establecido en la Cláusula 5.

Las Partes acuerdan que no será necesario un contrato por separado para la formalización de la cesión descrita en el apartado anterior y que la misma no requerirá, para su operatividad, acciones posteriores ni la ejecución de ningún otro documento ni autorización de cualquier clase.

9	Ley aplicable y jurisdicción
9.1	Ley aplicable

El presente Contrato se regirá e interpretará de conformidad con lo dispuesto por la ley española común.

9.2	Jurisdicción

Las Partes se someten expresamente a los Juzgados y Tribunales de la ciudad de Madrid para dirimir cualquier litigio que se derive de la interpretación y ejecución de este Contrato.

[Sigue hoja de firmas]

Y PARA QUE CONSTE Y EN PRUEBA DE CONFORMIDAD,  las Partes firman este Contrato por duplicado, a un solo efecto, en el lugar y en la fecha indicados en el encabezamiento, visando cada página.

GRUPO FERROATLÁNTICA, S.A.U.SILICIO FERROSOLAR, S.L.U.

FERROATLÁNTICA, S.A.U.FERROSOLAR OPCO GROUP, S.L.

AURINKA PHOTOVOLTAIC GROUP, S.L.BLUE POWER CORPORATION, S.L.

Listado de Anexos

Anexo 1: Anexo 2: Anexo 3:	Listado de Activos Descripción de las Participaciones Descripción de los Servicios

Anexo 1 – Listado de Activos

Dado que ambas partes conjuntamente han gestionado los pedidos y facturas mediante los cuales se han adquirido los equipos de referencia, a fin de facilitar la descripción de todos ellos, se listan los pedidos efectuados y las facturas recibidas a la fecha (las siglas n.a. significan no aplica, al no haberse recibido factura alguna de dicho pedido a la fecha)

CONCEPTO	NÚMERO DE PEDIDO	REFERENCIA DE FACTURA
HORNOS DE INDUCCIÓN	180104	5121
5201/131813
5203
5209
5215
5217
	180106	066/18
	180120	18/04/2660
18/11/2682
19/05/5991
	180166	F-18-0291
	180171	5172/130592
	180173	282/18
325/18
398/18
001/19
002/19
003/19
	180193	5202/131184
5204
5210
5216
5218
	180213	357/18
	180223	n.a.
	180238	n.a.
	180256	n.a.

CONCEPTO	NÚMERO DE PEDIDO	REFERENCIA DE FACTURA
HORNOS DE VACÍO	180103	118116
		118311
	180107	3016144137
		3016160054
	180112	3016181582
		3016239932
	180112-1	FZ-8002
		FZ-8103
	180114	1-FA-30.200
	180116	3016181583
	180117	180897
	180121	026/18
	180123	1-FA-30.201
	180124	180030/2
	180125	180925
	180126	A/146879
	180126-1	S2 695132
		S2 694854
	180127	000206/18
	180128	FV2018C10002238
		2018C10002635
		2018C10002956
	180129	3016221485
		3016242024
		3016239933
		3016299753
		3016257000
	180130	61335932
		61337261
	180132	0037/18
	180136	S2 697915
		S2 697938
		S2 697991
	180137	A18092
	180138	25917
	180142	S246
	180143	S2 706212
	180144	FZ-8211

180145	118312
118613
180146	046/18
180147	0/2018/1888
180148	181718
180148-1	S2 711044
S2 711045
180165-1	S331
180168	TP-18-001
TP-18-002
180172	180850
180176	2019/0085
180177	181632
180178	184214
180180	144665
180183 (OPCO)	S799
180186 (OPCO)	145/18
180188	3019099203
180197	318079
180203	296119634
180206	318106
180208	318107
180210	118636
180212	S2 757693
180213-1	P18156
180215-1	2391
180220	FV0252-18
180222	P18167
180224	n.a.
180226-rev1	135/18
180227	FV0251-18
180230-1	S584
180231	20180453
180231-1	FZ-8754
180236	91FVR18-289
180237	P18189
180239	3016463302
3016468578
3016469235
3016484371
180240 - rev1	19 4

180241	201800059
180242	91FVR18-382
180245	P18215
180246-1	T60
180252	133/18
180253	n.a.
180255	FV-000080899
FV-000091888
180257	18000216
18000217
18000218

CONCEPTO	NÚMERO DE PEDIDO	REFERENCIA DE FACTURA
MACHAQUEO Y MOLIENDA	170198	3/FA/2/2017
		3/FA/1/2017
		3/FA/3/2017
		3/FA/4/2017
	171200	20173022
		20184004
	171201	20183000
	171202	20183023
	180131	201830006
		201830006
		201830006
		20193000
		20193002
	180156	1/SI0010/2018
		1/SI0021/2018
		1/SI0029/2018
	180157	1/SI0011/2018
		1/SI0020/2018
		1/SI0030/2018
		1/SI0034/2018
	180229	n.a.
	180232	20193001
	180232	20193003
	180249	177/2018
	180250	n.a.

CONCEPTO	NÚMERO DE PEDIDO	REFERENCIA DE FACTURA
SILOS Y COMPOSICIÓN DE CARGA	180102	13/2018
47/2018
	180108	A/123
	180113	1/SI0013/2018
	180133	65/2018
105/2018
126/2018
129/2018
01/2019
	180134	66/2018
106/2018
127/2018
130/2018
02/2019
	180154	A/406
A/749
	180163	1/SI0005/2018
1/SI0015/2018
1/SI0024/2018
	180164	1/SI0004/2018
1/SI0014/2018
1/SI0023/2018
1/SI0032/2018

CONCEPTO	NÚMERO DE PEDIDO	REFERENCIA DE FACTURA
AUTOMATIZACIÓN	180100	1/SI 0001/2018
1/SI 0002/2018
1/SI 0003/2018
1/SI0033/2018
	180158	1/SI0006/2018
1/SI0019/2018
1/SI0025/2018
	180159	1/SI0007/2018
1/SI0018/2018
1/SI0026/2018
	180160	1/SI0008/2018
1/SI0022/2018
1/SI0027/2018
	180161	1/SI0009/2017
1/SI0017/2018
1/SI0028/2018
	180162	1/SI0012/2017
1/SI0016/2018
1/SI0031/2018
	180233	n.a.

CONCEPTO	NÚMERO DE PEDIDO	REFERENCIA DE FACTURA
SUMINISTRO ELÉCTRICO	180151	58481083
		58481106
	180182	18000128
		18000138
		18000163
		18000170
		18000175
		18000201
		18000220
		18000252
		18000253
	180191	58481082
		58481107
		58481109
		58481094

CONCEPTO	NÚMERO DE PEDIDO	REFERENCIA DE FACTURA
SISTEMA DE ASPIRACIÓN	180122	18720009
		18720097
		18720147
		18720225
	180169	18720251
	180192	36193
		36412
		36625
	180204	18720252

CONCEPTO	NÚMERO DE PEDIDO	REFERENCIA DE FACTURA
REFRIGERACIÓN	180199	99548827
	180244	F-18-0580
		F-18-0652

CONCEPTO	NÚMERO DE PEDIDO	REFERENCIA DE FACTURA
LIXIVIACIÓN	180115	2018F0010
		2018F0033
	180149	TR18-0090
		TR18-0106
		TR18-0199
	180152	A/404
		A/832
	180153	A/405
	180167	20180228
		20180311
		20180312
	180194	20180339
		20180457
	180234	VFR18-011057
	180253-1	11180005
	180254	n.a.

CONCEPTO	NÚMERO DE PEDIDO	REFERENCIA DE FACTURA
LABORATORIO	180140	218-GC-SVX-65
	180141	D17447
	180150	18/1642
	180174	9100045270
	180175	FV-028594
	180184	n.a.
	180187	10085
	180139/ 190102 (OPCO)	195208048

CONCEPTO	NÚMERO DE PEDIDO	REFERENCIA DE FACTURA
OTROS EQUIPOS	180155	A/357
	180165	CLM0048019F00001
	180170	FA2018169
FW2018232
FA2018 278
FA2019 183
FA2019 182
FA2019 128
FA2019 126
	180179	No hay
	180183	20180285
	180185	2018F0041
2018F0053
62
000069
	180186	24974
25268
	180195	18000890/1
18001092/1
	180200	20180351
	180209	F18_11_04a
	180217	n.a.
	180218	n.a.
	180219	F18_09_02
FA18_10_10
	180221	2018/1-000471
	180235	25177
25268
	180247	F18_11_18
	180248	F18_11_19

CONCEPTO	NÚMERO DE PEDIDO	REFERENCIA DE FACTURA
EDIFICACIÓN	170199	FV17/0315
FV17/0357
FV18/0009
FV18/0050
FV18/0227
	170199B	FV18/0010
FV18/0051
FV18/0228
	180101	FV18/0052
FV18/0138
	180101/180110	FV18/0294
	180109	FV18/0113
	180110	FV18/0137
	180111	n.a.
	180118	FV18/0139
FV18/0173
FV18/0215
FV18/0253
FV18/0289
FV18/0337
FV18/0360
FV18/0400
FV18/0436
FV19/0015
	180119	CCR-18/3
	180189	FV18/0240
	180196	4320018A00835
4320019A00279
	180205	FV18/0313
	180207	FV18/0314
	180211	FV19/0005
	180214	FV18/0315
	180216	1F13III0001
1F13JAE00001
1F13JCL00001
	180243	4320019S0127
4320019S02630
	180246	F-18-0581

F-18-0653
180251	FV18/0431
FV18/0435
FV19/0016
180258	18000219

Anexo 2 – Descripción de las Participaciones

Número de Participaciones	Títulos de propiedad
50.000 participaciones sociales, de un euro de valor nominal cada una de ellas, numeradas de la 50.001 a la 100.000, ambas inclusive.

Escritura de aumento de capital social de R&DCo, otorgada ante el notario de Madrid, D. Ignacio Manrique Plaza, el día  24 de febrero de 2017, bajo el número 526 de orden de su protocolo,  inscrita en el Registro Mercantil de Madrid al tomo 34.796, folio 185,  hoja M-625891, inscripción 6.

Anexo 3 – Descripción de los Servicios

"	Elaborar un cuaderno de venta o infomemo en el plazo de dos (2) meses a contar desde la presente fecha y distribuirlo a potenciales terceros adquirentes de los Activos y las Participaciones.
"	Asesorar a OpCo y a SFS a fin de adoptar la estructura y la estrategia más apropiadas a los efectos de lograr la transmisión de los Activos y las Participaciones a un tercero;
"	Intermediar en la búsqueda de un tercero potencial adquirente de los Activos y las Participaciones.
"

Proporcionar los análisis de negocios, de mercado y financieros que OpCO y SFS razonablemente estimen necesarios en relación con la potencial transmisión de los Activos y las Participaciones a un tercero.

"	Proporcionar un análisis de las consideraciones de valoración de los Activos y las Participaciones.
"

Redactar y elaborar cualquier tipo de documentación,  cuaderno de venta, memorándum, etc. que OpCo y SFS razonablemente consideren necesarios en relación con la potencial transmisión de los Activos y las Participaciones a un tercero,  incluyendo la preparación de presentaciones, informes o comunicaciones para describir los Activos, las Participaciones, el negocio desarrollado a través de los Activos y sus implicaciones, a fin de que los mismos puedan ser enviados a terceros potenciales adquirentes.

"

Coordinar el proceso de venta de los Activos y las Participaciones, incluyendo la preparación de data romos y el suministro de información a los terceros potenciales adquirentes en el marco de los trabajos previos a la due diligence y a la due diligence propiamente dicha, las interacciones con los terceros potenciales adquirentes y demás actuaciones sean preceptivas hasta completar la transmisión de los Activos y las Participaciones.

"	Asistir a reuniones con OpCo, SFS, sus asesores, accionistas, así como con los terceros potenciales adquirentes de los Activos y de las Participaciones.
"	Asistir a OpCo y a SFS en la negociación del acuerdo de compra de los Activos y de las Participaciones.